SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

       ------------------------------------------------------------------

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 26, 1997
                                (June 12, 1997)


                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


             0-27584                                  04-3107342
             -------                                  ----------
    (Commission file number)             (I.R.S. Employer Identification No.)



                      745 Atlantic Avenue, Boston, MA 02111
                      -------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 357-4455
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

This current report on Form 8-K/A amends and restates, in its entirety, the Current Report on Form 8-K (date of report June 12, 1997) which was filed with the Securities and Exchange Commission on June 25, 1997.


Item 2.  Acquisition or Disposition of Assets

On June 12, 1997, Safesite Records Management Corporation ("Safesite"), a Delaware corporation, merged with and into Iron Mountain/Safesite, Inc., a wholly owned subsidiary of Iron Mountain Incorporated (the "Registrant"), pursuant to an Agreement and Plan of Merger dated February 19, 1997, as amended, (the "Agreement") among the Registrant, Iron Mountain/Safesite, Inc. and Safesite. In addition, wholly owned subsidiaries of the Registrant also acquired certain real property from a trust for the benefit of the controlling stockholders of Safesite. The Registrant intends to sell a portion of the real property acquired.

In consideration, the Registrant issued, pursuant to the Agreement, 1,769,712 shares of its $.01 par value common stock (the "Registrant's Common Stock") valued at approximately $51.3 million based upon the closing price of the Registrant's Common Stock (NASDAQ: IMTN) on June 12, 1997. Included within the 1,769,712 of issued shares are 141,836 shares which are being held in escrow until June 12, 1998 to satisfy any potential claims in accordance with the Agreement. In addition, the Registrant issued options, valued at approximately $2.3 million, to purchase approximately 109,000 shares of the Registrant's Common Stock and cash of approximately $16.2 million.

The funds used to pay the cash portion of the consideration were comprised primarily of borrowings under the Registrant's $150 million revolving credit facility dated September 30, 1996, as amended, among the Registrant, various financial institutions and The Chase Manhattan Bank, as administrative agent for such lenders.

The assets acquired by the Registrant included real property, tangible personal property (consisting primarily of office equipment, furniture and fixtures, motor vehicles, racking and shelving), and intangible personal property regularly used in Safesite's record management business. Except for certain real property discussed above, the Registrant intends to use the acquired assets in the operation of its record management business.

Item 7.  Financial Statements and Exhibits
                                                                           Page
                                                                           ----

     (a)  Financial Statements of the Business Acquired:

          The audited financial statements as of and for the year ended December 31, 1996 are incorporated by reference to the Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333-24635).

          Condensed Balance Sheet as of March 31, 1997
          (Unaudited)                                                         4

          Condensed Statements of Operations for the Three
          Months Ended March 31, 1997 and 1996 (Unaudited)                    5

          Condensed Statements of Cash Flows for the Three
          Months Ended March 31, 1997 and 1996 (Unaudited)                    6

                                                                            Page
                                                                            ----

          Notes to Condensed Financial Statements
          (Unaudited)                                                         7

     (b)  Pro Forma Financial Information:                                    8

          Pro Forma Condensed Consolidated Balance Sheet as
          of March 31, 1997 (Unaudited)                                       9

          Pro Forma Condensed Consolidated Statement of
          Operations for the Three Months Ended March 31,
          1997 (Unaudited)                                                   10

          Pro Forma Condensed Consolidated Statement of
          Operations for the Year Ended December 31, 1996
          (Unaudited)                                                        11

          Notes to the Pro Forma Condensed Consolidated
          Financial Statements (Unaudited)                                12-13

     (c)  Exhibits

          Exhibit 2.1

          The Agreement and Plan of Merger by and among Iron Mountain Incorporated, Iron Mountain/Safesite, Inc. and Safesite Records Management Corporation dated as of February 19, 1997, as amended, is incorporated by reference to the Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333-24635).

                     SAFESITE RECORDS MANAGEMENT CORPORATION
                             CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1997

                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                   (Unaudited)


Assets

Current Assets:
     Cash and Cash Equivalents                                       $   146
     Accounts Receivable, less reserve
           for doubtful accounts of $117                               2,586
     Prepaid Expenses and Other                                          192
                                                                     -------
                Total Current Assets                                   2,924
                                                                     =======
Property and Equipment:
     Property and Equipment                                            8,437
     Less:  Accumulated Depreciation                                 (4,171)
                                                                     -------
                        Net Property and Equipment                     4,266
                                                                     -------

Deposits and Other                                                       387
                                                                     -------

     Total Assets                                                     $7,577
                                                                     =======

Liabilities and Stockholders' Equity

Current Liabilities:
     Revolving Line of Credit                                       $    731
     Accounts Payable                                                    754
     Accrued Expenses                                                  1,255
                                                                     -------
               Total Current Liabilities                               2,740
                                                                     -------

Stockholders' Equity:
     Preferred Stock, $.01 par value-
          Authorized- 5,000,000 shares
          Issued and Outstanding- None
     Common Stock, $.01 par value-
          Authorized- 15,000,000 shares
          Issued and Outstanding- 9,107,847                               91
     Additional Paid-in Capital                                       12,949
     Accumulated Deficit                                             (8,203)
                                                                     -------
              Total Stockholders' Equity                               4,837
                                                                     -------
     Total Liabilities and Stockholders' Equity                       $7,577
                                                                     =======


   The accompanying notes are an integral part of these financial statements.

                     SAFESITE RECORDS MANAGEMENT CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                 (IN THOUSANDS)

                                   (Unaudited)


                                                         1997         1996
                                                         ----         ----
Revenues:
     Storage                                           $2,316       $1,970
     Service and Storage Material Sales                 3,290        2,466
                                                        -----        -----
          Total Revenues                                5,606        4,436

Operating Expenses:
     Cost of Sales (Excluding Depreciation
         and Amortization)                              2,845        2,191
     Selling, General and Administrative                2,223        1,796
     Depreciation and Amortization                        219          194
                                                        -----        -----
          Total Operating Expenses                      5,287        4,181
                                                        -----        -----

Operating Income                                          319          255

Interest Expense                                           12            9
                                                        -----        -----
Income Before Provision for Income Taxes                  307          246
Provision for Income Taxes                                 45           26
                                                        -----        -----

Net Income                                             $  262        $ 220
                                                       ======        =====


   The accompanying notes are an integral part of these financial statements.

                     SAFESITE RECORDS MANAGEMENT CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996

                                 (IN THOUSANDS)

                                   (Unaudited)

                                                          1997             1996
                                                          ----             ----
Cash Flows from Operating Activities:
     Net Income                                        $   262          $   220
     Adjustments to reconcile net income
     to net cash provided by operating
     activities:
          Depreciation and Amortization                    219              194
          Reserve for Bad Debts                             22               14
          Changes in Assets and Liabilities:
               Accounts Receivable                       (193)            (186)
               Prepaid Expenses and Other                    1             (62)
               Accounts Payable                          (102)             (47)
               Accrued Expenses                          (161)            (118)
                                                        ------           ------

     Net Cash Provided by Operating Activities              48               15
                                                        ------           ------

Cash Flows from Investing Activities:
     Additions to Property and Equipment                 (515)            (311)
     Increase in Other Assets                            (122)               34
                                                        ------           ------

     Net Cash Used for Investing Activities              (637)            (277)
                                                        ------           ------

Cash Flows from Financing Activities:
     Proceeds from Bank Loan                               505              100
     Proceeds from Issuance of Common Stock                  8               -
                                                        ------            -----

     Net Cash Provided by Financing Activities             513              100
                                                        ------            -----

Net Decrease in Cash and Cash Equivalents                 (76)            (162)

Cash and Cash Equivalents, Beginning of Period             222              297
                                                        ------            -----

Cash and Cash Equivalents, End of Period                $  146           $  135
                                                         =====            =====




   The accompanying notes are an integral part of these financial statements.

                     SAFESITE RECORDS MANAGEMENT CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS


                                   (Unaudited)


(1)  General

The interim condensed financial statements presented herein have been prepared by Safesite Records Management Corporation (the "Company") without audit and, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation. Interim results are not necessarily indicative of results for a full year.

The unaudited condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to those rules and regulations, but the Company believes that the disclosures are adequate to make the information presented not misleading.

(2)  Subsequent Event

After receiving the approval of the Company's stockholders, the Company merged with and into Iron Mountain/Safesite, Inc. on June 12, 1997.

                           IRON MOUNTAIN INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the historical consolidated balance sheets of the Registrant and Safesite as of March 31, 1997 and gives effect to the Safesite merger and related transactions as if they had been completed as of March 31, 1997. The following unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1996 and for the three months ended March 31, 1997 give effect to the Safesite merger and related transactions as if they had occurred January 1, 1996. Pro Forma adjustments are described in the accompanying notes.

The Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported if the merger and related transactions had been consummated as of January 1, 1996, nor does it purport to indicate the results of future operations of the Registrant. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs which may occur as a result of the integration and consolidation of the merger and related transactions. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

The merger and related transactions have been accounted for using the purchase method of accounting.

                           IRON MOUNTAIN INCORPORATED
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1997

                                 (IN THOUSANDS)



                                                       Iron Mountain                                        Pro Forma
                                                         Historical     Safesite      Adjustments       Iron Mountain
                                                         ----------     --------      -----------       -------------
Assets

Current Assets                                            $  36,166       $2,924       $     -            $  39,090
Property, Plant and Equipment, net                          121,837        4,266         4,099   (A)        130,202
Goodwill, net                                               123,378            -        61,836   (B)        185,214
Other Long-term Assets                                       20,416          387         1,651   (C)         22,454
                                                           --------       ------       -------             --------
    Total Assets                                           $301,797       $7,577       $67,586             $376,960
                                                           ========       ======       =======             ========

Liabilities and Stockholders' Equity

Current Liabilities                                        $ 29,856       $2,330     $   1,763   (D)      $  33,949
Long-term Debt, net of current portion                      201,092            -        18,155   (E)        219,247
Other Long-term Liabilities                                   6,568            -             -                6,568
Deferred Rent                                                 8,138          410         (410)   (A)          8,138
Deferred Income Taxes                                         4,209            -         (228)   (F)          3,981
Stockholders' Equity                                         51,934        4,837        48,306   (G)        105,077
                                                           --------       ------       -------             --------
    Total Liabilities and Stockholders' Equity             $301,797       $7,577       $67,586             $376,960
                                                           ========       ======       =======             ========









                 The accompanying notes are an integral part of
                     these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1997

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                     Iron Mountain                                     Pro Forma
                                                       Historical    Safesite    Adjustments         Iron Mountain
                                                       ----------    --------    -----------         -------------
Revenues:
     Storage                                          $ 25,823       $ 2,316       $      -             $28,139
     Service and Storage Material Sales                 16,331         3,290              -              19,621
                                                        ------         -----        ------               ------
          Total Revenues                                42,154         5,606              -              47,760

Operating Expenses:
     Cost of Sales (Excluding Depreciation)             21,764         2,845          (104)   (H)        24,505
     Selling, General and Administrative                10,207         2,223              -              12,430
     Depreciation and Amortization                       5,722           219            395   (I)         6,336
                                                        ------         -----        ------               ------
          Total Operating Expenses                      37,693         5,287            291              43,271
                                                        ------         -----        ------               ------

Operating Income                                         4,461           319          (291)               4,489
Interest Expense                                         5,140            12            341   (J)         5,493
                                                        ------         -----        ------               ------
Income (Loss) Before Provision (Benefit)
     for Income Taxes                                    (679)           307          (632)             (1,004)
Provision (Benefit) for Income Taxes                     (163)            45             31   (K)          (87)
                                                        ------         -----        ------               ------
Net Income (Loss)                                      $ (516)        $  262        $ (663)            $  (917)
                                                       =======        ======        =======            ========


Net Loss per Common and Common
     Equivalent Shares Outstanding                     $ (.05)                                         $  (.08)
                                                       ======                                          ========

Weighted Average Common and Common
     Equivalent Shares Outstanding                      10,137                        1,770              11,907



                 The accompanying notes are an integral part of
                     these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996


                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                    Iron Mountain                                    Pro Forma
                                                      Historical    Safesite     Adjustments      Iron Mountain
                                                      ----------    --------     -----------      -------------
Revenues:
     Storage                                           $ 85,826     $ 8,300       $        -         $94,126
     Service and Storage Material Sales                  52,892      10,709                -          63,601
                                                         ------      ------        ---------         -------
          Total Revenues                                138,718      19,009                -         157,727

Operating Expenses:
     Cost of Sales (Excluding Depreciation)              70,747       9,464            (435)   (H)    79,776
     Selling, General and Administrative                 34,342       7,587                -          41,929
     Depreciation and Amortization                       16,936         799            1,653   (I)    19,388
                                                         ------      ------        ---------         -------
          Total Operating Expenses                      122,025      17,850            1,218         141,093
                                                        -------      ------        ---------         -------

Operating Income                                         16,693       1,159          (1,218)          16,634
Interest Expense                                         14,901          34            1,378   (J)    16,313
                                                        -------      ------       ----------         -------
Income Before Provision for Income Taxes                  1,792       1,125          (2,596)             321
Provision for Income Taxes                                1,435         125              111   (K)     1,671
                                                        -------      ------        ---------         -------
Income (Loss) Before Extraordinary Charge               $   357      $1,000        $ (2,707)        $(1,350)
                                                        =======      ======        =========        ========


Income (Loss) Before Extraordinary Charge
     per Common and Common
     Equivalent Shares Outstanding                      $   .04                                     $  (.11)
                                                        =======                                     ========

Weighted Average Common and
     Common Equivalent Shares Outstanding                10,137                        1,770          11,907









              The accompanying notes are an integral part of these
                         pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)


(1)  Purchase Price Allocation

The excess of the purchase price over the book value of the net assets acquired has been allocated to tangible and intangible assets, based on Iron Mountain's estimate of the fair value of the assets and liabilities acquired.

     Purchase Price:
         Fair Value of Common Stock Issued                        $51,321
         Fair Value of Options Issued                               2,282
         Cash Paid                                                 16,227
                                                                  --------
                  Total Purchase Price                            $69,830

     Allocation of Purchase Price:

         Net book value of assets and liabilities acquired       $  4,837

         Allocation of purchase price in excess of acquired assets and liabilities:

                  Property, Plant and Equipment                      4,099
                  Other Long-Term Assets                             1,651
                  Current Liabilities                               (2,492)
                  Long-Term Liabilities                               (101)
                  Goodwill                                          61,836
                                                                   --------
                  Total Purchase Price                             $69,830
                                                                   =========

(2)  Pro Forma Balance Sheet Adjustments

The pro forma adjustments to the Condensed Consolidated Balance Sheet consist of the following:

     (A) To reflect the estimated fair market value of those assets and liabilities that were acquired by the Company

     (B) To record the excess of the purchase price over the fair market value assigned to the assets and liabilities acquired.

     (C) To reverse other long-term assets not purchased by the Company and record a building held for sale purchased by the Company.

     (D) To reverse the current liabilities not assumed by the Company and record additional liabilities recorded by the Company as a result of the acquisition.

     (E)  To record additional debt used to finance the acquisition.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)


     (F) To record deferred taxes on the purchase reserves recorded and the step up in the basis of fixed assets purchased at a rate of 40%.

     (G) To reverse the stockholders' equity of Safesite and record the issuance of stock and stock options issued in connection with the merger.

(3)  Pro Forma Statements of Operations

The pro forma adjustments to the Condensed Consolidated Statements of Operations consist of the following:

     (H) To adjust rent expense to reflect the purchase of facilities previously leased by Safesite.

     (I) To adjust depreciation expense to the proper level based on the fair value of the assets acquired and to record amortization on goodwill recorded as part of the merger. The goodwill recorded in connection with this merger is being amortized over 30 years.

     (J) To reverse interest expense on retired debt and to record interest expense on the additional debt incurred to finance the acquisition.

     (K) To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill amortization and other nondeductible expenses.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      IRON MOUNTAIN INCORPORATED
                                      (Registrant)





August 26, 1997                   By:          /s/ Jean A. Bua
---------------                       ---------------------------------------
    (date)                            Jean A. Bua
                                      Vice President and Corporate Controller
                                      (Principal Accounting Officer)